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                                                                    EXHIBIT 99.1


                                                              [MEDAPHIS(R) NEWS]

                                                            MEDAPHIS CORPORATION

                                                         2700 Cumberland Parkway
                                                                       Suite 300
                                                          Atlanta, Georgia 30339
                                                                  (770) 444-5300

FOR IMMEDIATE RELEASE
                                             INVESTOR CONTACT:

                                             Caryn Dickerson
                                             Vice President and Treasurer
                                             (770) 444-5357
                                             investors@medaphis.com

                   MEDAPHIS COMMENTS ON SECOND QUARTER RESULTS
                   AND ANNOUNCES EFFECTIVENESS OF REGISTRATION
                                   STATEMENT

ATLANTA, GEORGIA - (June 25, 1998) - Medaphis Corporation [NASDAQ: MEDA] announced today that it expects its earnings for the second quarter ended June 30, 1998 to be modestly above the Company's first quarter 1998 operating performance but below second quarter 1997 operating performance. The Company further reported that the Securities and Exchange Commission has declared the registration of its $175 million Senior Note offering effective.

The Company said that, while the quarter is not complete and events could occur which may cause actual earnings to differ from expectations, it expects revenue for the second quarter to approximate the $140.3 million revenue reported in the first quarter and EBITDA, defined as earnings before interest, taxes, depreciation, amortization and restructuring and other charges, to be modestly above the $12.8 million reported in the first quarter. The forecasted revenue and earnings figures would represent a decline from the strong second quarter of 1997 when revenue was $145.2 million and EBITDA was $19.2 million. All 1997 financial information included herein excludes the results of Healthcare Recoveries, Inc., which was sold in May of that year.

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Allen W. Ritchie, president and chief operating officer of Medaphis, said, "As
Medaphis executes its operating strategy, we expect year-on-year improvement. Based on our current forecast of software sales and preliminary operating results, we believe the second quarter operating performance will be less than Medaphis achieved in the second quarter of 1997. This is primarily related to a slow down in software license fees in our patient scheduling product line and increased production costs in the Company's emergency room billing business."

Expanding on these issues, Ritchie explained, "Patient scheduling products have historically comprised a large portion of Per Se Technologies Application Software revenue. As we disclosed at the end of the first quarter, we experienced performance issues with a release of our patient scheduling software that were discovered after substantial sales of the product had been made in 1997. Although these problems were resolved in early 1998 and a new version was released, the performance issues in the prior release have had a more pronounced effect on our sales in the first half of 1998 than we anticipated. We have been working diligently to ensure that our customers are satisfied with the performance of the new version. Based on recent successful installations of the new release as well as being recognized as a market leader, we believe sales of the patient scheduling product should get back on track in the second half of 1998."

Commenting on second quarter Physician Services' operating results, Ritchie said, "While the operating performance at the vast majority of the Physician Services operations is in line with our expectations, we have experienced additional costs and processing delays in the emergency room segment of our billing and accounts receivable management operations due to recent processing changes. This has led to an increase in the backlog of unprocessed claims in that operation."

Ritchie said that additional resources have been added to the emergency room billing and accounts receivable segment of Physician Services in an effort to reduce the backlog to more reasonable levels over the upcoming months.

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Ritchie added, "We have experienced an increase in headcount largely as a result of our conversion to manual coding processes. Emergency room billing is the most complex specialty in physician billing and we have had to dedicate additional resources to ensure that our emergency room physician clients' billings are in compliance with the various regulatory requirements during the transition from automated coding to manual processing. Because of the extremely complex nature of emergency room billing, we believe a manual coding process will ultimately be more efficient than the current process that is based upon an automated coding tool. During the transition period, which should be completed by the fall of 1998, we will continue to incur additional personnel expenses to ensure the accuracy of our processing and compliance with government regulations."

Medaphis also confirmed that the financial difficulties being experienced by FPA Medical Management, Inc. ("FPA") have resulted in an increase of several million dollars in the past due accounts receivable balance due from an FPA subsidiary, Sterling Healthcare Group, Inc. ("Sterling"), a significant client of the Physician Services' emergency room billing operations. Commenting on the situation, David E. McDowell, chairman and chief executive officer, said, "FPA is working to address its financial difficulties and has been consulting closely with us in an effort to manage this exposure. We have a longstanding relationship with Sterling, which FPA acquired in late 1996, which is valuable and important to both companies, and are prepared to work with FPA towards a continuing relationship."

McDowell added, "While we will continue to invest in initiatives to further improve client service, expand product offerings, increase the efficiency of our operations and position Medaphis for the future, we are working diligently to improve our near-term performance. We are pleased with our many accomplishments in the past year and are striving to translate this into an acceptable level of profitability."

Medaphis also said that its registration statement relating to the registration of $175 million 9 1/2 % Senior Notes due February 15, 2005 has been declared effective by the Securities and Exchange Commission. This financing was completed earlier this year in a private placement

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market under Rule 144A together with a $100 million three-year senior secured revolving credit facility.

McDowell reiterated "We are anxious to discuss our overall operating strategy as well as our plans for growth with our shareholders and look forward to being able to share this information with you in the upcoming weeks."

Medaphis Corporation expects to announce final results for the second quarter during the week of July 20, 1998.

ABOUT MEDAPHIS CORPORATION

Medaphis is a leader in delivering healthcare information products and services, together with enabling technologies in selected industries. Based in Atlanta, Georgia, Medaphis currently services more than 20,700 physicians and 2,700 hospitals across the nation, and over 100 systems integration customers in service industries such as healthcare, communications, energy and high tech.

This Press Release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its senior management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, adverse developments with respect to the operation of the Company's business units or implementation of the Company's operating strategy, failure of sales of the Company's patient scheduling software product to rebound, and failure to recognize anticipated efficiencies in the Company's emergency room billing operations. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can

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also be found in the Company's Safe Harbor Compliance Statement filed as Exhibit
99.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and Exhibit 99.13 to the Company's Annual Report on Form 10-K as amended by Form 10-K/A for the year ended December 31, 1997.

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EDITOR'S NOTE:
Further information on Medaphis is available on the World Wide Web at www.Medaphis.com. Medaphis is a registered trademark of Medaphis Corporation. All other trademarks are the property of their respective owner.